UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 7, 2008
(Date of earliest event reported: July 28, 2008)

Revlon Consumer Products Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	33-59650	13-3662953

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017

(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

Revlon, Inc. (“Revlon” and together with its subsidiaries, including Revlon Consumer Products Corporation, the “Company”) previously reported in Part II, Item 5, Other Information, contained in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2008, which was filed with the SEC on July 31, 2008, that on July 28, 2008 the Company consummated the sale of its non-core Bozzano brand, a leading men’s hair care and shaving line of products, and certain other non-core brands, including Juvena and Aquamarine, which are sold only in the Brazilian market. The transaction was effected through the sale of the Company’s indirect Brazilian subsidiary, Ceil Comércio E Distribuidora Ltda. (“Ceil”) to Hypermarcas S.A., a Brazilian publicly-traded, consumer products corporation. The purchase price was approximately $104 million in cash plus approximately $3 million in cash on Ceil’s balance sheet. Net proceeds, after the payment of taxes and transaction costs, are expected to be approximately $94 million.

This Form 8-K is being filed with the SEC to provide the unaudited pro forma condensed financial information related to such transaction, as required by Item 9.01(b) of Form 8-K.

Forward-Looking Statements

Statements and other information included in this Form 8-K, which are not historical facts, including statements about the Company’s plans, strategies, beliefs and expectations, as well as certain estimates and assumptions used by the Company’s management, may contain forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date they are made and, except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statement, whether to reflect actual results of operations; changes in financial condition; changes in general economic, industry or cosmetics category conditions; changes in estimates, expectations or assumptions; or other circumstances or events arising after the filing of this Form 8-K. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate estimates and assumptions, including the estimates and assumptions used by the Company in preparing the pro forma financial information included in this Form 8-K, that could cause actual results to differ materially from those expected or implied by the forward-looking statements or the estimates and assumptions used. Such forward-looking statements include, without limitation, the Company’s estimates of the net proceeds and one-time gain from the July 2008 sale of Ceil. Actual results may differ materially from such forward-looking statements for a number of reasons, including those set forth in our filings with the SEC, including, without limitation, our 2007 Annual Report on Form 10-K filed with the SEC in March 2008 and our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we will file with the SEC during 2008 (which may be viewed on the SEC’s website at http://www.sec.gov or on our website at http://www.revloninc.com), as well as reasons including less than anticipated net proceeds from the sale of Ceil and/or changes in the one-time gain from such sale. Factors other than those listed above could also cause the Company’s results to differ materially from expected results. Additionally, the business and financial materials and any other statement or disclosure on, or made available through, the Company’s websites or other websites referenced herein shall not be incorporated by reference into this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2008 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the six-months ended June 30, 2008 are attached hereto as Exhibit 99.1 and are incorporated herein by reference.

(d)	Exhibits

Exhibit No.	Description

99.1	Unaudiated pro forma condensed consolidated balance sheet as of June 30, 2008 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and the six months ended June 30, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON CONSUMER PRODUCTS CORPORATION

By:	/s/ Robert K. Kretzman

Robert K. Kretzman
Executive Vice President, Human Resources, Chief Legal
Officer, General Counsel and Secretary

Date: August 7, 2008

EXHIBIT INDEX

Exhibit No.	Description

99.1	Unaudiated pro forma condensed consolidated balance sheet as of June 30, 2008 and unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2007 and six months ended June 30, 2008.